EXHIBIT 5.0

[CLEARY GOTTLIEB STEEN & HAMILTON LLP LETTERHEAD]

Writer’s Direct Dial: (212) 225-2018

E-Mail: kblacklow@cgsh.com

June 5, 2009

American Express Company

200 Vesey Street

New York, New York 10285

Ladies and Gentlemen:

We have acted as special counsel to American Express Company, a New York corporation (the “Company”), in connection with the Registration Statement on Form S-3, Registration No. 333-138032 (the “Registration Statement”), filed on October 16, 2006 with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the proposed sale pursuant to a prospectus supplement dated June 1, 2009 to the prospectus dated October 16, 2006 (together, the “Prospectus”) of shares of the Company’s common stock, par value $0.20 per share (the “Common Shares”).

We have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Common Shares have been duly authorized by all necessary corporate action of the Company, have been validly issued and are fully paid and, except as may otherwise be provided by Section 630 of the Business Corporation Law of the State of New York, are non-assessable.

The foregoing opinion is limited to the law of the State of New York.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Company’s 8-K dated June 5, 2009 and to the use of our name under the caption “Validity of the Shares” in the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ KIMBERLY BROWN BLACKLOW
Kimberly Brown Blacklow, a Partner